                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of
earliest event reported):                                      September 1, 1996

                          THE FRESH JUICE COMPANY, INC.
             ------------------------------------------------------
               (Exact name of registrant as specified in charter)

Delaware                    0-15320                   11-2771046
- --------------------------------------------------------------------------------
(State or other             (Commission file          (IRS employer
 jurisdiction of             number)                   identification no.)
 incorporation)

      35 Walnut Avenue, Suite 4, Clark, New Jersey                 07066
- --------------------------------------------------------------------------------
        (Address of principal executive offices)                (Zip Code)

  Registrant's telephone number, including area code:         (908) 396-1112
- --------------------------------------------------------------------------------

            Item 2 - Acquisition or Disposition of Assets

            Pursuant to a Merger Agreement dated as of March 31, 1996, as amended, The Fresh Juice Company, Inc. (the "Company") acquired by merger all of the outstanding capital stock of Clear Springs Citrus, Inc. ("Clear Springs") in exchange for 1,160,000 shares of the common stock, $.01 per value, of the Company (the "Common Stock"). The acquisition of Clear Springs closed on August 29, 1996 and became effective on September 1, 1996 (the "Effective Time"). At the Effective Time, Clear Springs was merged with and into The Fresh Juice Company of Florida, Inc. ("Fresh Juice of Florida"), a Florida corporation and a wholly-owned subsidiary of the Company.

            The acquisition of Clear Springs by merger will be accounted for as a purchase and as a "reorganization" under the Internal Revenue Code of 1986, as amended. As a result of the merger with Clear Springs, Fresh Juice of Florida succeeded to all of Clear Spring's rights, liabilities, and activities in producing and marketing fresh squeezed citrus products. Fresh Juice of Florida will continue to maintain its operations at the Company's Florida plant located in Winter Haven, Florida and, after a transition period, the Company will incorporate the operations and assets of Clear Springs maintained at leased facilities in Winter Garden, Florida into Fresh Juice of Florida's operations at the Winter Haven, Florida facility.

            In connection with the acquisition of Clear Springs, the two stockholders of Clear Springs, Brian Duffy and The Bogen Group, L.L.C. (which is made up of Steven Bogen, Daniel Petry and Mark Feldman) received 300,000 and 860,000 shares of the Company's Common Stock respectively. Steven Bogen is currently Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company, Brian Duffy is currently a director of the Company, and

Mark Feldman is currently Treasurer and Chief Financial Officer of the Company. Messrs. Bogen, Duffy, and Feldman became affiliated with the Company upon the Company's acquisition of The Ultimate Juice Company, Inc. which was effective on April 1, 1996. Daniel Petry was a stockholder, director and employee of The Ultimate Juice Company, Inc. and has been employed by the Company since the effective date of the Company's acquisition of The Ultimate Juice Company, Inc. By agreement dated March 31, 1996, the Company entered into a Supply, Distribution and Requirements Agreement (the "Supply Agreement") with Natural Juice Company, an Illinois Corporation controlled by Brian Duffy. The Supply Agreement has an initial term of five (5) years with two (2) five (5) year renewals at Natural Juice Company's option.

            Pursuant to the terms of the Merger Agreement between the Company and Clear Springs (the "Agreement"), Clear Springs and the Clear Springs stockholders agreed to defend, indemnify and hold the Company and Fresh Juice of Florida, and their respective stockholders, subsidiaries, representatives and affiliates, and persons serving as officers, directors, employees or agents thereof, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses arising from the falsity or material breach of any of the representations and warranties of Clear Springs and the Clear Springs stockholders in the Agreement. Under certain circumstances, the indemnification obligation of Clear Springs and the Clear Springs stockholders for any breach of any representation, warranty or covenant of Clear Springs or the Clear Springs stockholders is limited to the value of the consideration paid the Clear Springs stockholders, valued as of the date of the Agreement.

            The Company and Fresh Juice of Florida agreed pursuant to the terms of the Agreement to defend, indemnify and hold Clear Springs and the Clear Springs stockholders, and their respective stockholders, subsidiaries, representatives and affiliates, and persons serving as officers, directors, partners, employees or agents thereof, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses arising from the falsity or material breach of any of the representations and warranties of the Company and Fresh Juice of Florida in the Agreement. Under certain circumstances, the indemnification obligation of the Company and Fresh Juice of Florida for any breach of any representation, warranty or covenant of the Company or Fresh Juice of Florida under the Agreement is limited to the value of the consideration paid to Clear Springs stockholders valued as of the date of the Merger Agreement.

            The Agreement provided that the Company shall, as of the Effective Time, and at all times subsequent thereto, indemnify and hold harmless Steven Bogen and Brian Duffy against any and all liabilities and obligations arising out of the personal guarantees which each of them had executed in favor of South Trust Bank in connection with a loan to Clear Springs in an aggregate original principal amount of $250,000.00. The loan to Clear Springs from South Trust Bank has been paid in full.

            Item 5 - Other Events.

            A. Amendment to Certificate of Incorporation - At the Annual Meeting of Stockholders of the Company held on August 29, 1996 (the "Annual Meeting"), the stockholders of the Company authorized an amendment to the Company's Certificate of Incorporation to:

            (1) Increase the number of authorized shares of Common Stock from 5,000,000 to 30,000,000; and

            (2) Increase the number of authorized shares of preferred stock of the Company from 200,000 to 7,000,000.

            The amendment to the Certificate of Incorporation of the Company reflecting the foregoing changes approved by the stockholders was filed with the Secretary of State of the State of Delaware on August 29, 1996. A copy of the Company's Certificate of Incorporation, as amended, is annexed as an exhibit to this Report.

            B. Adoption of 1996 Incentive Stock Option Plan - At the Annual Meeting, the stockholders of the Company approved the adoption of the Company's 1996 Incentive Stock Option Plan. The number of shares of the Company's Common Stock with respect to which grants may be made under the 1996 Incentive Stock Option Plan is 500,000 shares, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. A copy of the 1996 Incentive Stock Option Plan is annexed as an exhibit to this Report.

            Item 7 - Financial Statements and Exhibits.

            (a)   Financial statements of businesses acquired.

            See Index to Financial Statements and Pro Forma Financial Information beginning on Page F-1 of this Report.

            (b)   Pro forma financial information.

            See Index to Financial Statements and Pro Forma Financial Information beginning on Page F-1 of this Report.

            (c)   Exhibits

            EXHIBIT NO.             DESCRIPTION

            2(a) Merger Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C. is incorporated by reference to Exhibit 2(b) to the Current Report on Form 8-K dated March 31, 1996 filed by The Fresh Juice Company, Inc. on April 11, 1996.

            2(b) Addendum to Merger Agreement dated July 23, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C.

            2(c) Agreement of Acknowledgment and Amendment to Merger Agreement dated August 29, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C.

            3(i) Certificate of Incorporation of The Fresh Juice Company, Inc., as amended.

            10(a) Registration Rights Agreement dated August 29, 1996 among The Fresh Juice Company, Inc., Steven M. Bogen, Daniel Petry, Mark Feldman and Brian Duffy.


            10(b)                   The Fresh Juice Company, Inc. 1996 Incentive
                                    Stock Option Plan.

            23 Consent of Withum Smith & Brown, Certified Public Accountants and Consultants.

                                    SIGNATURE

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                              THE FRESH JUICE COMPANY, INC.



                              By:  /s/ Steven M. Bogen
                                 -----------------------------------------------
                                       Steven M. Bogen, Chief Executive Officer

Dated:  September 13, 1996

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                           Page
Financial Statements of Clear Springs Citrus, Inc.                        Number
- --------------------------------------------------                        ------

A.  Independent Auditors' Report Dated May 17, 1996                         F-3

      Financial Statements of Clear Springs Citrus, Inc.:

      Balance Sheets, December 31, 1995 and 1994                            F-4

      Statements of Operations for the Years Ended
        December 31, 1995 and 1994                                          F-5

      Statements of Changes in Stockholders' Equity (Deficit)
        for the Years Ended December 31, 1995 and 1994                      F-6

      Statements of Cash Flows for the Years Ended
        December 31, 1995 and 1994                                          F-7

      Notes to Financial Statements                                         F-8

Financial Statements of Clear Springs Citrus, Inc.:
- ---------------------------------------------------

B.  Unaudited Interim Financial Statements of Clear Springs
      Citrus, Inc.:

      Balance Sheet, June 30, 1996                                          F-15

      Statements of Operations for the Six Months Ended
        June 30, 1996 and 1995                                              F-16

      Statements of Cash Flows for the Six Months Ended
        June 30, 1996 and 1995                                              F-17

      Notes to Unaudited Financial Statements                               F-18

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                           Page
Pro Forma Consolidated Financial Information                              Number
- --------------------------------------------                              ------

    Unaudited Pro Forma Condensed Consolidated Balance Sheet
      as of May 31, 1996                                                    F-19

    Unaudited Pro Forma Condensed Consolidated Statement of
      Operations for the Twelve Months Ended November 30, 1995              F-21

    Unaudited Pro Forma Condensed Consolidated Statement of
      Operations for the Six Months Ended May 31, 1996                      F-22

    Notes to Unaudited Pro Forma Condensed Consolidated Financial
      Statements                                                            F-23

INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
Clear Springs Citrus, Inc.:


We have audited the accompanying balance sheets of Clear Springs Citrus, Inc. as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Springs Citrus, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

WITHUM, SMITH & BROWN
New Brunswick, New Jersey

May 17, 1996

                           CLEAR SPRINGS CITRUS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

       ASSETS                                                1995            1994
                                                             ----            ----
Current Assets:
   Cash and cash equivalents                             $    80,790     $    22,627
   Accounts receivable, less allowance for
     doubtful accounts of $-0- in 1995 and 1994            1,037,003         600,178
   Inventory                                                 150,293         134,118
   Advances to stockholders                                       --           3,000
   Prepaid expenses and other current assets                  32,479          45,440
                                                         -----------     -----------
       Total Current Assets                                1,300,565         805,363
Property and Equipment - Net                                 818,049         860,125
Intangible Asset - Net                                       115,111         147,995
Other Assets:
   Deposits                                                   31,849          16,159
   Trustee held funds                                         65,000              --
                                                         -----------     -----------
       Total Other Assets                                     96,849          16,159
                                                         -----------     -----------
       TOTAL ASSETS                                      $ 2,330,574     $ 1,829,642
                                                         ===========     ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Note payable to bank                                  $   250,000     $   125,000
   Current maturities of long-term debt                       69,665         155,568
   Current maturities of obligations under
     capital lease                                            25,108          41,245
   Accounts payable                                          989,153         666,771
   Accrued expenses                                          315,138          15,418
   Note payable to related party                             150,000         140,000
   Advances from stockholders                                 14,000              --
                                                         -----------     -----------
       Total Current Liabilities                           1,813,064       1,144,002

Deferred Income Taxes Payable                                 34,000          51,000

Long-Term Debt                                               544,939         610,310

Obligations Under Capital Lease                               14,905          26,266

Stockholders' Equity (Deficit):
   Common stock, $.10 par value, 75,000 shares
     authorized, 1,400 and 941.176 issued for
     1995 and 1994, respectively; 1,000 and 541.176
     outstanding in 1995 and 1994, respectively                  140              94
   Additional paid-in capital                                544,918         544,964
   Accumulated deficit                                      (146,544)        (72,146)
                                                         -----------     -----------
                                                             398,514         472,912
   Less treasury stock, 400 shares at cost                  (474,848)       (474,848)
                                                         -----------     -----------
       Total Stockholders' Equity (Deficit)                  (76,334)         (1,936)
                                                         -----------     -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
         (DEFICIT)                                       $ 2,330,574     $ 1,829,642
                                                         ===========     ===========

The Notes to Financial Statements are an integral part of these statements

                           CLEAR SPRINGS CITRUS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                     1995              1994
                                                     ----              ----
Sales - Net                                     $ 12,775,884       $ 10,148,356

Cost of Goods Sold                                11,420,358          9,215,602
                                                ------------       ------------
Gross Profit                                       1,355,526            932,754

Selling, General and
   Administrative Expenses                         1,367,525            981,554
                                                ------------       ------------
Loss From Operations                                 (11,999)           (48,800)

Other (Income) Expense:
   Interest expense                                   88,024             74,059
   Gain on sale of property and
     equipment                                        (2,200)              (500)
   Miscellaneous (income) expense                     (6,425)             1,016
                                                ------------       ------------
       Total Other (Income)
         Expense - Net                                79,399             74,575

Loss Before Provision for Income
   Taxes                                             (91,398)          (123,375)

Provision (Benefit) for Income
   Taxes                                             (17,000)            51,000
                                                ------------       ------------
Net Loss                                        $    (74,398)      $   (174,375)
                                                ============       ============
Net Loss Per Share                              $     (74.40)      $    (163.43)
                                                ============       ============
Weighted Average Shares                                1,000              1,067
                                                ============       ============

The Notes to Financial Statements are an integral part of these statements

                                CLEAR SPRINGS CITRUS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                           Common Stock         Additional                         Treasury Stock
                                       --------------------      Paid-In       Accumulated      ---------------------
                                        Shares       Amount      Capital         Deficit        Shares        Amount        Total
                                       ---------     ------     ---------       ---------       ------      ---------     ---------
Balance at January 1, 1994               941.176      $ 94      $ 544,964       $ 102,229           --      $      --     $ 647,287

Purchase of 400 Shares of
   Treasury Stock on March 10,
   1994                                       --        --             --              --       400.00       (474,848)     (474,848)

Net Loss for the Year Ended
   December 31, 1994                          --        --             --        (174,375)          --             --      (174,375)
                                       ---------      ----      ---------       ---------       ------      ---------     ---------
Balance at December 31, 1994             941.176        94        544,964         (72,146)      400.00       (474,848)       (1,936)

Recapitalization - On August 2,
   1995, the Company converted
   the 541.176 outstanding shares
   to 1,000.00                           458.824        46            (46)             --           --             --            --

Net Loss for the Year Ended
   December 31, 1995                          --        --             --         (74,398)          --             --       (74,398)
                                       ---------      ----      ---------       ---------       ------      ---------     ---------
Balance at December 31, 1995            1,400.00      $140      $ 544,918       $(146,544)      400.00      $(474,848)    $ (76,334)
                                       =========      ====      =========       =========       ======      =========     =========

The Notes to Financial Statements are an integral part of these statements

                           CLEAR SPRINGS CITRUS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          1995          1994
                                                        ---------     ---------
Cash Flows From Operating Activities:
 Net loss                                               $ (74,398)    $(174,375)
 Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Gain on sale of property and equipment                  (2,200)         (500)
   Depreciation and amortization                          262,810       231,184
   Deferred income taxes                                  (17,000)       51,000
   Changes in:
     Accounts receivable                                 (436,825)       80,941
     Inventory                                            (16,175)      (68,227)
     Prepaid expenses and other current assets             12,961       (15,440)
     Deposits                                             (15,690)       (1,276)
     Accounts payable                                     322,382       (64,527)
     Accrued expenses                                     299,720         5,337
                                                        ---------     ---------
       Net Cash Provided by Operating Activities          335,585        44,117

Cash Flows From Investing Activities:
 Proceeds from sale of property and equipment               4,200           500
 Purchases of property and equipment                     (189,850)      (62,617)
 Increase in trustee held funds                           (65,000)           --
                                                        ---------     ---------
       Net Cash Used In Investing Activities             (250,650)      (62,117)

Cash Flows From Financing Activities:
 Change in note payable to bank - net                     125,000       125,000
 Proceeds from long-term debt                                  --       152,841
 Repayment of long-term debt                             (151,274)     (109,270)
 Repayment of obligations under capital lease             (27,498)     (171,062)
 Change in note payable to related party                   10,000        40,000
 Change in advances to stockholders - net                  17,000       (12,000)
                                                        ---------     ---------
       Net Cash (Used In) Provided By Financing
           Activities                                     (26,772)       25,509
                                                        ---------     ---------
Net Increase in Cash and Cash Equivalents                  58,163         7,509

Cash and Cash Equivalents at Beginning of Year             22,627        15,118
                                                        ---------     ---------
Cash and Cash Equivalents at End of Year                $  80,790     $  22,627
                                                        =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for:
   Interest                                             $  88,024     $  74,059
   Income taxes                                         $      --     $      --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
 Long-term debt and capitalized lease obligations
  were incurred when the Company acquired the
  following:
   Fixed assets                                         $  13,286     $  44,285
   Covenant not to complete                             $      --     $ 164,439
   Treasury stock                                       $      --     $ 474,848

The Notes to Financial Statements are an integral part of these statements

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below:

         NATURE OF BUSINESS OPERATION
         Clear Springs Citrus, Inc. was incorporated on July 22, 1985. Its business operations include the production and distribution of juice products to customers throughout the United States.

         INVENTORY
         Inventory, which consists of juice and packing products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation and amortization charges have been made by the Company using the straight-line or declining balance methods over the following estimated useful lives of the assets:

                                                             Estimated
            Description                                     Life (Years)
            -----------                                     ------------
         Production equipment                                     7
         Office furniture and fixtures                           5-7
         Transportation equipment                                 5
         Leasehold improvements                                  3-11

         Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

         For physical properties not fully depreciated, the cost of the assets retired or sold is credited to the asset accounts, and the related accumulated depreciation is charged to the accumulated depreciation accounts. The resulting gain or loss from sale or retirement of property is reflected in income.

         EQUIPMENT UNDER CAPITAL LEASE
         Certain equipment is leased from third parties through lease agreements treated as capital leases in accordance with Financial Accounting Standards Board Statement No. 13 (see Notes 3 and 7). The Company anticipates acquiring the equipment at the stated option prices at the end of the respective lease terms.

         INTANGIBLE ASSET
         The Company's intangible asset is being amortized on a straight-line basis over a period of five years.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         INCOME TAXES
         Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company's various income tax returns for the year reported. The primary deferred income tax items are the result of timing differences in the recognition of depreciation for financial and tax reporting purposes and net operating loss carryforwards.

         CASH AND CASH EQUIVALENTS
         Cash and cash equivalents include cash on hand and in the bank as well as all short-term securities held for the primary purpose of general liquidity. Such securities normally mature within three months from the date of acquisition.

         EARNINGS PER SHARE
         Earnings per share on common stock is computed on the basis of the weighted average number of common shares outstanding during each year. The effect of the recapitalization was retroactively applied as if it had occurred on January 1, 1994.

         CONCENTRATION OF CREDIT RISK
         At times, the Company maintains cash balances at one financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of this institution and considers the Company's risk negligible.

         The Company's concentration of credit risk with respect to accounts receivable is largely dependent on its customer mix which are distributors and retailers throughout the United States. The Company had 34 and 44 percent of its accounts receivable due from two related parties as of December 31, 1995 and 1994, respectively (see Note 11).

NOTE 2 - INVENTORY:
         Inventory consists of the following at December 31:

                                                        1995              1994
                                                      --------          --------
         Packaging materials                          $ 36,817          $ 59,997
         Juice products                                113,476            74,121
                                                      --------          --------
              Total Inventory                         $150,293          $134,118
                                                      ========          ========

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT:
         Property and equipment consists of the following at December 31:

                                                              1995          1994
                                                           ----------    ----------
         Property and Equipment:
           Production equipment                            $1,310,587    $1,158,098
           Office furniture and fixtures                       75,450        55,904
           Transportation equipment                            70,292        61,915
           Leasehold improvements                             279,052       271,615
                                                           ----------    ----------
                                                            1,735,381     1,547,532
         Less Accumulated Depreciation and Amortization       917,332       687,407
                                                           ----------    ----------
         Property and Equipment - Net                      $  818,049    $  860,125
                                                           ==========    ==========

         Assets capitalized under lease obligations and included in property and equipment are as follows at December 31:

                                                              1995        1994
                                                            --------    --------
         Production Equipment                               $ 97,854    $ 97,854
         Office Furniture and Fixtures                        26,543      13,257
         Transportation Equipment                             29,394      29,394
                                                            --------    --------
                                                             153,791     140,505
         Less Accumulated Amortization                        55,038      31,200
                                                            --------    --------
         Assets Under Capital Lease Obligations - Net       $ 98,753    $109,305
                                                            ========    ========

         Depreciation and amortization of property and equipment and assets under capital lease obligation included as a charge to operations amounted to $229,926 and $214,740 in 1995 and 1994, respectively. Certain property and equipment is pledged as collateral on various corporate obligations (see Notes 6 and 7).

NOTE 4 - INTANGIBLE ASSET:
         The Company's intangible asset at cost is as follows at December 31:

                                                          1995            1994
                                                        --------        --------
         Covenant not to Compete                        $164,439        $164,439
         Less Accumulated Amortization                    49,328          16,444
                                                        --------        --------
         Intangible Asset - Net                         $115,111        $147,995
                                                        ========        ========

         Amortization included as a charge to operations amounted to $32,884 and $16,444 in 1995 and 1994, respectively.

NOTE 5 - NOTE PAYABLE TO BANK:
         Note payable to bank consists of the following at December 31:

                                                                  1995        1994
                                                                --------    --------
         Note payable - South Trust Bank, maximum available
         $250,000, expiration date July 26, 1996, interest
         at the bank's prime rate plus 1.5 percent per annum,
         secured by accounts receivable of the Company          $250,000    $125,000
                                                                ========    ========

         The bank's prime rate at December 31, 1995 was 8.25 percent.

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LONG-TERM DEBT:
         Long-term debt consists of the following at December 31:

                                                                1995        1994
                                                              --------    --------
         Notes payable - Former stockholder, interest at 7
         percent per annum, unsecured, due March 1999
         through 2003, $350,000 is subordinated to South
         Trust Bank (see Note 5)                              $608,865    $658,336

         Note payable - South Trust Bank, secured by all
         furniture, fixtures, equipment and leasehold
         improvements, interest at 7.5 percent per annum,
         fully paid-off in September 1995                           --      94,937

         Note payable - Heintzelman's Truck Center, Inc.,
         secured by vehicle, interest at 12.5 percent per
         annum, due October 1996                                 5,739      12,605
                                                              --------    --------
         Total Long-Term Debt                                  614,604     765,878

         Less Current Maturities                                69,665     155,568
                                                              --------    --------
         Long-Term Debt                                       $544,939    $610,310
                                                              ========    ========

         Aggregate maturities of long-term debt of the Company due within the next five years ending December 31, are as follows:

                  Year                                         Amount
                  ----                                        --------
                  1996                                        $ 69,665
                  1997                                          68,191
                  1998                                          73,128
                  1999                                          82,587
                  2000 and thereafter                          321,033
                                                              --------
                     Total                                    $614,604
                                                              ========

NOTE 7 - OBLIGATIONS UNDER CAPITAL LEASE:
         Obligations under capital lease consists of the following at December
         31:

                                                              1995        1994
                                                             -------     -------
         Capital leases - various finance companies,
         secured by leased equipment, final payments
         due February 1996 through December 1999,
         effective rates of interest at 6 to 16.8
         percent per annum                                   $40,013     $67,511

         Less Current Maturities                              25,108      41,245
                                                             -------     -------
         Obligations Under Capital Lease                     $14,905     $26,266
                                                             =======     =======

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

 NOTE 7 - OBLIGATIONS UNDER CAPITAL LEASE (CONTINUED):

          Future minimum lease payments for the next five years ending December 31, are as follows:

                   Year                                        Amount
                   ----                                       -------
                   1996                                       $30,168
                   1997                                         8,946
                   1998                                         3,826
                   1999                                         3,829
                   2000 and thereafter                             --
                                                              -------
                   Total Minimum Lease Payments                46,769

                   Less Imputed Interest                        6,756
                                                              -------
                   Present Value of Minimum Lease Payments    $40,013
                                                              =======

 NOTE 8 - INCOME TAXES:
          The provision for income taxes consists of the following for the years ended December 31:

                                                             1995         1994
                                                           --------      -------
          State Corporate Income Tax Expense               $     --      $    --
          Federal Corporate Income Tax Expense                   --           --
          Deferred Income Taxes Expense (Benefit)           (17,000)      51,000
                                                           --------      -------

          Provision (Benefit) for Income Taxes             $(17,000)     $51,000
                                                           ========      =======

          Income taxes were less than the statutory tax determined by applying the federal income tax rate to earnings before income taxes due to nondeductible expenses and the surtax exemption.

          Deferred income tax assets and liabilities are summarized as follows:

                                                             1995         1994
                                                           -------       -------
          Deferred Income Tax Asset                        $    --       $    --
          Valuation Allowance                                   --            --
                                                           -------       -------
                                                                --            --

          Deferred Income Tax Liability                     34,000        51,000
                                                           -------       -------
          Net Deferred Income Tax Liability                $34,000       $51,000
                                                           =======       =======

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

 NOTE 9 - LEASE COMMITMENTS:
          The principle types of property leased under noncancelable agreements are premises for manufacturing, storage and office use, and manufacturing and transportation equipment. The most significant obligations under the lease terms are the maintenance, utilities, insurance and real estate taxes.

          Total rent relating to these lease expenses for the Company amounted to $282,589 in 1995 and $235,051 in 1994.

          The total aggregate minimum annual rental commitments, under all noncancelable leases with terms of one year or more ending December 31, amounts to:

                   Year                                 Amount
                   ----                                --------
                   1996                                $114,994
                   1997                                $ 94,264
                   1998                                $ 83,331
                   1999                                $ 33,794
                   2000 and thereafter                 $ 25,236

NOTE 10 - REVENUE FROM MAJOR CUSTOMERS:
          Sales to two major customers (see Note 11) amounted to 42 and 54 percent of total sales for the years ended December 31, 1995 and 1994, respectively. No other single customer accounted for more than 10 percent of total sales.

NOTE 11 - RELATED PARTY TRANSACTIONS:
          At December 31, the Company is obligated to the following:

                                                                  1995        1994
                                                                --------    --------
          Note payable - The Ultimate Juice Company, Inc.,
          interest at 7 percent per annum, unsecured, due
          on demand                                             $150,000    $140,000
                                                                ========    ========

          Interest expense relating to the above note included as a charge to operations amounted to $9,214 and $8,847 for the years ended December 31, 1995 and 1994, respectively.

          The Company's material financial transactions entered in the ordinary course of business with related parties were as follows:

          The Company had advances due to the principal stockholders of the Company in the amount of $14,000 at December 31, 1995. The advances were non-interest bearing and unsecured. There was no formal repayment schedule; however, the amount is anticipated to be paid within one year, and therefore, has been classified as a current asset.

          The Company had advances due from the principal stockholders of the Company in the amount of $3,000 at December 31, 1994. The advances were non-interest bearing and unsecured. There was no formal repayment schedule; however, the amounts were anticipated to be paid within one year, and therefore, were classified as a current asset.

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS (CONTINUED):

          The Ultimate Juice Company, Inc. (A):

                                                              1995          1994
                                                           ----------    ----------
            Sales - net of volume discounts of $247,000
              and $-0- for 1995 and 1994, respectively     $3,962,970    $4,094,935
            Accounts receivable at December 31             $  175,147    $  204,875
            Management fees expense                        $  116,000    $       --

          Natural Juice Company, Inc. (A):

            Sales - net of volume discounts of $-0- for
              1995 and 1994                                $1,438,748    $1,427,526
            Accounts receivable at December 31             $  105,019    $   57,202

          (A) The majority stockholders of these companies are 50% stockholders of the Company.

NOTE 12 - TRUSTEE HELD FUNDS:
          The Company maintains trustee held funds with South Trust Bank of Orlando guaranteeing the payment of citrus taxes to the State of Florida in the amount of $65,000 and $-0- for the years ended December 31, 1995 and 1994, respectively.

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:
          The carrying amounts of cash and cash equivalents, trustee held funds, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying value of notes payable and long-term debt approximate fair value because the long-term debt is at interest rates comparable to rates currently available to the Company for debt with similar terms and remaining maturities.

NOTE 14 - CONTINGENCIES AND COMMITMENTS:
          At December 31, 1995, the Company has certain litigation pending against it which occurred in the ordinary course of business. In the opinion of management, settlement of such claims and litigation will not have a material adverse effect on the Company's financial position.

NOTE 15 - SUBSEQUENT EVENT:
          On March 31, 1996, the Company entered into an agreement to be merged into The Fresh Juice Company of Florida, Inc. Under the terms of the Clear Springs Merger Agreement, the stockholders of Clear Springs will receive an aggregate of 1,160,000 shares of The Fresh Juice Company, Inc.'s common stock, $.01 par value, in exchange for all of the issued and outstanding common stock of Clear Springs. Consummation of the Clear Springs merger is subject to the satisfaction of all terms and conditions set forth in the Clear Springs Merger Agreement, including, but not limited to, shareholder approval of an amendment to The Fresh Juice Company, Inc.'s Certificate of Incorporation to increase the number of authorized shares of The Fresh Juice Company, Inc. from 5,000,000 shares of common stock and 200,000 shares of preferred stock to 20,000,000 shares of common stock and 7,000,000 shares of preferred stock.

                           CLEAR SPRINGS CITRUS, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)

       ASSETS

Current Assets:
   Cash and cash equivalents                                        $    12,637
   Accounts receivable, less allowance for doubtful
    accounts of $-0-                                                    772,338
   Inventory                                                            133,710
   Prepaid expenses and other current assets                             36,666
                                                                    -----------
       Total Current Assets                                             955,351

Property and Equipment - Net                                            717,796

Intangible Asset - Net                                                   98,665

Other Assets:
   Deposits                                                              12,850
   Trustee held funds                                                    65,000
                                                                    -----------
       Total Other Assets                                                77,850
                                                                    -----------
       TOTAL ASSETS                                                 $ 1,849,662
                                                                    ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Note payable to bank                                             $   180,000
   Current maturities of long-term debt                                  67,828
   Current maturities of obligations under capital lease                 15,675
   Accounts payable                                                     761,988
   Accrued expenses                                                      36,878
   Income taxes payable                                                  68,000
   Note payable to related party                                        150,000
   Advances from stockholders                                            14,000
                                                                    -----------
       Total Current Liabilities                                      1,294,369

Deferred Income Taxes Payable                                            18,000

Long-Term Debt                                                          510,980

Obligations Under Capital Lease                                           8,319

Contingents and Contingency

Stockholders' Equity:
   Common stock, $.10 par value, 75,000 shares authorized,
    1,400 issued, 1,000 outstanding                                         140
   Additional paid-in capital                                           544,918
   Accumulated deficit                                                  (52,216)
                                                                    -----------
                                                                        492,842
   Less treasury stock, 400 shares at cost                             (474,848)
                                                                    -----------
       Total Stockholders' Equity                                        17,994
                                                                    -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 1,849,662
                                                                    ===========

See Accompanying Notes to Financial Statements

                           CLEAR SPRINGS CITRUS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

                                                       1996            1995
                                                    -----------     -----------
Sales - Net                                         $ 6,828,972     $ 7,397,845

Cost of Goods Sold                                    6,128,910       6,273,168
                                                    -----------     -----------
Gross Profit                                            700,062       1,124,677

Selling, General and Administrative Expenses            504,380         545,513
                                                    -----------     -----------
Income From Operations                                  195,682         579,164

Other Income (Expense):
   Interest income                                            8              --
   Interest expense                                     (37,862)        (68,540)
   Miscellaneous income                                      --           2,444
                                                    -----------     -----------
       Total Other Income (Expense) - Net               (37,854)        (66,096)
                                                    -----------     -----------
Income Before Provision for Income Taxes                157,828         513,068

Provision for Income Taxes                               63,500         264,771
                                                    -----------     -----------
Net Income                                          $    94,328     $   248,297
                                                    ===========     ===========
Net Income Per Share                                $     94.33     $    248.30
                                                    ===========     ===========
Weighted Average Shares                                   1,000           1,000
                                                    ===========     ===========

See Accompanying Notes to Financial Statements

                           CLEAR SPRINGS CITRUS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

                                                          1996          1995
                                                        ---------     ---------
Cash Flows From Operating Activities:
 Net income                                             $  94,328     $ 248,297
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                          137,254       118,272
   Deferred income taxes                                  (16,000)       37,000
   Changes in:
     Accounts receivable                                  264,665      (308,471)
     Inventories                                           16,583        (7,144)
     Prepaid expenses                                      14,812        29,755
     Accounts payable and accrued expenses               (505,425)      102,342
     Income taxes payable                                  68,000       227,771
                                                        ---------     ---------
       Net Cash Provided by Operating Activities           74,217       447,822

Cash Flows Used In Investing Activities:
 Purchases of property and equipment                      (20,555)      (16,747)

Cash Flows From Financing Activities:
 Repayment of note payable to bank                        (70,000)      (92,756)
 Repayment of long-term debt                              (35,796)     (127,427)
 Repayment of obligations under capital lease             (16,019)       (7,145)
 Repayment of note payable to related party                    --       (40,000)
 Decrease in advance from stockholders                         --       (29,000)
                                                        ---------     ---------
       Net Cash Used In Financing Activities             (121,815)     (296,328)
                                                        ---------     ---------
Net Increase (Decrease) in Cash and Cash Equivalents      (68,153)      134,747

Cash and Cash Equivalents at Beginning of Period           80,790        22,627
                                                        ---------     ---------
Cash and Cash Equivalents at End of Period              $  12,637     $ 157,374
                                                        =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the period for:
   Interest                                             $  33,636     $  68,540
   Income taxes                                         $  11,500     $      --

See Accompanying Notes to Financial Statements

                           CLEAR SPRINGS CITRUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996
                                   (UNAUDITED)

NOTE 1:

The accompanying financial statements have been prepared by Clear Springs Citrus, Inc. without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 and for the six months ended June 30, 1996 and 1995 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the December 31, 1995 financial statements and notes thereto of Clear Springs Citrus, Inc. filed as part of the Form 8-K of The Fresh Juice Company, Inc. and Subsidiaries. The results of operations for the period ended June 30, 1996 are not necessarily indicative of operating results which may be achieved for the full year.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MAY 31, 1996

                                                                        Historical
                                                            ---------------------------------
                                                             The Fresh
                                                               Juice
                                                            Company, Inc.           Clear                     Pro Forma
                                                                and                Springs          --------------------------------
                                                            Subsidiaries         Citrus, Inc.       Adjustments         Consolidated
                                                            ------------         ------------       -----------         ------------
       ASSETS

Current Assets:
   Cash and cash equivalents                                 $   901,989          $   12,637        $        --          $   914,626
   Trade accounts receivable                                   1,867,870             772,338           (110,075)(d)        2,530,133
   Inventories                                                 2,304,358             133,710                 --            2,438,068
   Note receivable - Clear Springs Citrus, Inc.                  150,000                  --           (150,000)(b)               --
   Other current assets                                           53,519              36,666                 --               90,185
                                                             -----------          ----------        -----------          -----------
       Total Current Assets                                    5,277,736             955,351           (260,075)           5,973,012

Property, Plant and Equipment - Net of Accumulated
   Depreciation                                                2,890,360             717,796                 --            3,608,156

Goodwill - Net of Accumulated Amortization                     3,258,866                  --          2,688,669(a)         5,947,535

Intangible Assets - Net of Accumulated Amortization              121,423              98,665                 --              220,088

Other Assets                                                      15,571              77,850                 --               93,421
                                                             -----------          ----------        -----------          -----------
       TOTAL ASSETS                                          $11,563,956          $1,849,662        $ 2,428,594          $15,842,212
                                                             ===========          ==========        ===========          ===========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                               AS OF MAY 31, 1996

                                                                              Historical
                                                                     ---------------------------
                                                                       The Fresh
                                                                         Juice
                                                                     Company, Inc.     Clear                   Pro Forma
                                                                         and          Springs        -------------------------------
                                                                     Subsidiaries   Citrus, Inc.     Adjustments        Consolidated
                                                                     -------------  ------------     ------------       ------------
       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Note payable to bank                                               $        --    $   180,000     $         --        $   180,000
   Current installments of long-term debt                                 186,347         67,828               --            254,175
   Current installments of obligations under capital lease                     --         15,675               --             15,675
   Accounts payable and accrued expenses                                1,231,308        798,866         (110,075)(d)      1,920,099
   Income taxes payable                                                   158,893         68,000               --            226,893
   Note payable - The Fresh Juice Company, Inc.                                --        150,000         (150,000)(b)             --
   Advances from stockholders                                                  --         14,000               --             14,000
                                                                      -----------    -----------     ------------        -----------
       Total Current Liabilities                                        1,576,548      1,294,369         (260,075)         2,610,842
Deferred Income Taxes Payable                                                  --         18,000               --             18,000
Long-Term Debt, Net of Current Installments                             1,388,653        510,980               --          1,899,633
Obligations Under Capital Lease, Net of Current Installments                   --          8,319               --              8,319
                                                                      -----------    -----------     ------------        -----------
       Total Liabilities                                                2,965,201      1,831,668         (260,075)         4,536,794
Commitments and Contingency
Stockholders' Equity:
   Common stock                                                            49,020            140           11,460 (a)         60,620
   Additional paid-in capital                                           6,232,590        544,918        2,150,145 (a)      8,927,653
   Retained earnings (accumulated deficit)                              2,600,438        (52,216)          52,216 (a)      2,600,438
                                                                      -----------    -----------     ------------        -----------
                                                                        8,882,048        492,842        2,213,821         11,588,711
   Less cost of common shares held in treasury                            283,293        474,848         (474,848)(a)        283,293
                                                                      -----------    -----------     ------------        -----------
       Total Stockholders' Equity                                       8,598,755         17,994        2,688,669         11,305,418
                                                                      -----------    -----------     ------------        -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $11,563,956    $ 1,849,662     $  2,428,594        $15,842,212
                                                                      ===========    ===========     ============        ===========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 1995

                                                         Historical
                                               -----------------------------
                                                 The Fresh
                                                   Juice           The
                                               Company, Inc.     Ultimate           Clear                     Pro Forma
                                                    and           Juice            Springs        ---------------------------------
                                               Subsidiaries    Company, Inc.     Citrus, Inc.     Adjustments          Consolidated
                                               -------------   -------------     ------------     -----------          ------------
Net Sales                                       $ 9,219,184     $ 11,967,936     $ 12,775,884     $(4,442,854)(c)      $ 29,520,150

Cost of Goods Sold                                6,035,483        8,311,211       11,420,358      (4,442,854)(c)        21,324,198
                                                -----------     ------------     ------------     -----------          ------------
Gross Profit                                      3,183,701        3,656,725        1,355,526              --             8,195,952

Selling, General and Administrative
   Expenses                                       2,820,356        3,326,684        1,367,525         182,766 (e,f)       7,697,331
                                                -----------     ------------     ------------     -----------          ------------
   Earnings (Loss) From Operations                  363,345          330,041          (11,999)       (182,766)              498,621

Interest Income                                     104,104           23,260               --         (19,096)(b)           108,268

Interest Expense                                    (24,355)         (12,441)         (88,024)         19,096 (b)          (105,724)

Gain on Sale of Assets                                   --           27,639            2,200              --                29,839

Miscellaneous Income (Expense), Net                      --           93,511            6,425        (116,000)(e)           (16,064)
                                                -----------     ------------     ------------     -----------          ------------
   Income (Loss) Before Income Taxes                443,094          462,010          (91,398)       (298,766)              514,940

Provision (Benefit) For Income Taxes                172,051          147,434          (17,000)             --               302,485
                                                -----------     ------------     ------------     -----------          ------------
Net Income (Loss)                               $   271,043     $    314,576     $    (74,398)    $  (298,766)         $    212,455
                                                ===========     ============     ============     ===========          ============
Net Income (Loss) Per Share                     $       .07     $     309.01     $     (74.40)    $        --          $        .03
                                                ===========     ============     ============     ===========          ============
Weighted Average Shares                           3,889,740            1,018            1,000              --             6,189,740
                                                ===========     ============     ============     ===========          ============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE SIX MONTHS ENDED MAY 31, 1996

                                                           Historical
                                                 -----------------------------
                                                  The Fresh
                                                    Juice            The
                                                 Company, Inc.     Ultimate         Clear                     Pro Forma
                                                     and            Juice          Springs        ---------------------------------
                                                 Subsidiaries    Company, Inc.   Citrus, Inc.     Adjustments          Consolidated
                                                 -------------   -------------   ------------     -----------          ------------
Net Sales                                         $ 7,779,639     $ 3,476,776     $ 6,828,972     $(2,409,135)(c)      $ 15,676,252
Cost of Goods Sold                                  5,649,215       2,228,759       6,128,910      (2,409,135)(c)        11,597,749
                                                  -----------     -----------     -----------     -----------          ------------
Gross Profit                                        2,130,424       1,248,017         700,062              --             4,078,503
Selling, General and Administrative
   Expenses                                         1,906,123       1,318,618         504,380          41,995 (e,f)       3,771,116
                                                  -----------     -----------     -----------     -----------          ------------
   Earnings (Loss) From Operations                    224,301         (70,601)        195,682         (41,995)              307,387
Interest Income                                        27,976           8,711               8          (8,093)(b)            28,602
Interest Expense                                      (65,285)         (1,804)        (37,862)          8,093 (b)           (96,858)
Gain on Sale of Assets                                  4,962              --              --              --                 4,962
Miscellaneous Income (Expense), Net                        --          80,000              --         (80,000)(e)                --
                                                  -----------     -----------     -----------     -----------          ------------
   Income (Loss) Before Income Taxes                  191,954          16,306         157,828        (121,995)              244,093
Provision For Income Taxes                             81,000           2,449          63,500              --               146,949
                                                  -----------     -----------     -----------     -----------          ------------
   Net Income                                     $   110,954     $    13,857     $    94,328     $  (121,995)         $     97,144
                                                  ===========     ===========     ===========     ===========          ============
Net Income Per Share                              $       .03     $     12.46     $     94.33     $        --          $        .02
                                                  ===========     ===========     ===========     ===========          ============
Weighted Average Shares                             3,982,231           1,112           1,000              --             5,902,231
                                                  ===========     ===========     ===========     ===========          ============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - MERGER WITH THE ULTIMATE JUICE COMPANY, INC.:
          Effective April 1, 1996, the Company acquired all of the outstanding capital stock of The Ultimate Juice Company, Inc. in exchange for 1,140,000 shares of the Company's common stock. This merger has been accounted for as a purchase.

NOTE 2 - MERGER WITH CLEAR SPRINGS CITRUS, INC.:
          Effective September 1, 1996, the Company acquired all of the outstanding capital stock of Clear Springs Citrus, Inc. in exchange for 1,160,000 shares of the Company's common stock. This merger has been accounted for as a purchase.

NOTE 3 - BASIS OF PRESENTATION:
          The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the consolidation of the Company, Ultimate and Clear Springs as accounted for using the purchase method.

          The pro forma periods are dated in terms of the Company's historical financial reporting periods. A pro forma condensed consolidated balance sheet is provided as of May 31, 1996, giving effect to the Clear Springs Citrus, Inc. transaction as though it had been consummated on that date. The historical consolidated balance sheet of the Company as of May 31, 1996 reflects the Ultimate merger which was effective April 1, 1996. Pro forma condensed consolidated statements of operations are provided for the six months ended May 31, 1996 and twelve months ended November 30, 1995 giving effect to the Clear Springs and Ultimate transactions as though they had occurred at the beginning of the earliest period presented. For presentation purposes, the historical financial statements have been consolidated as follows:

                                   The Fresh
  Pro Forma Condensed            Juice Company,            The
     Consolidated                  Inc. and           Ultimate Juice        Clear Springs,
 Financial Statements             Subsidiaries         Company, Inc.         Citrus, Inc.
 --------------------            --------------       --------------        --------------
Consolidated Balance Sheet -         As of                                       As of
 May 31, 1996                     May 31, 1996        Not Applicable         June 30, 1996
Consolidated Statement of
 Operations -                      Six Months           Four Months           Six Months
 Six months ended                    Ended                 Ended                 Ended
 May 31, 1996                     May 31, 1996        March 31, 1996         June 30, 1996
Consolidated Statement of
 Operations -                                          Twelve Months          Year Ended
 Twelve months ended               Year Ended              Ended              December 31,
 November 30, 1995              November 30, 1995     December 31, 1995          1995

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BASIS OF PRESENTATION (CONTINUED):

          Because the transition plans related to the mergers are currently being developed, transaction costs and other nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations can only be estimated at this time and, therefore, the following have been excluded from the pro forma condensed consolidated statements of operations: (i) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies; (ii) legal and miscellaneous costs relating to the mergers, currently estimated to be $150,000 to $250,000 and (iii) other nonrecurring costs and expenses expected to be incurred subsequent to the mergers, including $300,000 to $500,000 in connection with the integration of the companies' operations, and approximately $50,000 to $75,000 related to termination benefits which may be paid to employees.

          The results of operations of Ultimate for the month ended December 31, 1995 reflected net sales of $925,414 and net income of $303,304, which are included in the pro forma condensed consolidated statements of operations for both the six months ended May 31, 1996 and the twelve months ended November 30, 1995.

NOTE 4 - PRO FORMA ADJUSTMENTS:
          The pro forma condensed consolidated financial statements have been adjusted for the items set forth below, the amounts of which are noted in the adjustment column of the pro forma condensed consolidated financial statements:

          (a) Adjustment to reflect the proposed merger of Clear Springs with Fresh Juice of Florida, a wholly owned subsidiary of the Company. The Merger involves the exchange of 1,160,000 shares of the Common Stock of the Company valued at $2,707,000 in exchange for all of the outstanding capital stock of Clear Springs. The $2,707,000 was calculated based on the average price of the Company's Common Stock on or about September 1, 1996, the date of the consummation of the merger. The merger will result in excess cost over fair value of net assets acquired of $2,688,669. Such amount reflects preliminary estimates of the fair value of the proposed assets acquired and liabilities to be assumed.

          (b) Elimination of debt between the Company and Clear Springs in the amount of $150,000 as of May 31, 1996 and the related interest income and expense in the amount of $5,990 and $9,214 for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively. In addition, interest income and expense between the Company and Ultimate, prior to the Ultimate merger in the amount of $2,103 and $9,882 have been eliminated for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PRO FORMA ADJUSTMENTS (CONTINUED):

          (c) Elimination of intercompany sales and related expenses between the Company and Clear Springs in the amounts of $7,372 and $-0-have been eliminated for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively. Also, sales between Ultimate and Clear Springs in the amounts of $2,363,659 and $3,962,970 have been eliminated for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively. In addition, sales between Ultimate and the Company, prior to the Ultimate merger, in the amount of $38,104 and $479,884 have been eliminated for the six months ended May 31, 1996, and the twelve months ended November 30, 1995, respectively.

          (d) Elimination of intercompany assets and liabilities resulting from intercompany sales between Clear Springs and the Company as of May 31, 1996.

          (e) Elimination of intercompany management fees between Ultimate and Clear Springs.

          (f) Amortization of excess cost over fair value of net assets acquired over a twenty year life. These amounts are $54,778 and $67,217 for Ultimate and Clear Springs, respectively, for the six months ended May 31, 1996. These amounts are $164,333 and $134,433 for Ultimate and Clear Springs, respectively, for the twelve months ended November 30, 1995.

          (g) There is no tax benefit to be recognized from the pro forma adjustment of recording the amortization of the excess cost over fair value of net assets acquired resulting from the acquisitions of Ultimate and Clear Springs by the Company.

                                INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION

2(a) Merger Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C. is incorporated by reference to Exhibit 2(b) to the Current Report on Form 8-K dated March 31, 1996 filed by The Fresh Juice Company, Inc. on April 11, 1996.

2(b) Addendum to Merger Agreement dated July 23, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C.

2(c) Agreement of Acknowledgment and Amendment to Merger Agreement dated August 29, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C.

3(i) Certificate of Incorporation of The Fresh Juice Company, Inc., as amended.

10(a) Registration Rights Agreement dated August 29, 1996 among The Fresh Juice Company, Inc., Steven M. Bogen, Daniel Petry, Mark Feldman and Brian Duffy.

10(b)          The Fresh Juice Company, Inc. 1996 Incentive Stock Option Plan.

23             Consent of Withum Smith & Brown, Certified Public Accountants and
               Consultants.